UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a material definitive agreement

In connection with Mr. William B. Lonergan’s announcement of his decision to resign as Chief Financial Officer effective no later than November 1, 2005 (see Item 5.02 below), the Company entered into an agreement with Mr. Lonergan on July 25, 2005 that he will be paid his salary through November 1, 2005.

Item 2.02. Results of Operations and Financial Condition

On July 28, 2005, LookSmart announced financial results for the quarter ended June 30, 2005. A copy of LookSmart’s press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The information in this Current Report is being “filed” and not furnished. The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” Please note that a more thorough discussion of risk factors which may affect the Company’s operating results is included, among other places, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, its subsequently filed quarterly reports on Form 10-Q, and its other public filings, all of which are on file with the SEC and available for review and copying at the SEC’s website (www.sec.gov) and LookSmart’s website (www.looksmart.com/aboutus).

Item 5.02. Departure of Directors or Principal Officers

On July 25, 2005, Mr. William B. Lonergan, Chief Financial Officer of the Company, submitted notice of his decision to resign as Chief Financial Officer effective no later than November 1, 2005. Mr. Lonergan will continue to serve as Chief Financial Officer until such time as a suitable replacement is found, or November 1, 2005, whichever occurs sooner.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The exhibit listed below is being filed with this Form 8-K.

Exhibit No.	Description
99.1	Text of press release, dated July 28, 2005, entitled “LookSmart Reports Second Quarter Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ David B. Hills
David B. Hills
Chief Executive Officer

Date: July 28, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release, dated July 28, 2005, entitled “LookSmart Reports Second Quarter Results.”